Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-164080) of UniTek Global Services, Inc.

(2) Registration Statement (Form S-8 No. 333-144946) of UniTek Global Services, Inc.

(3) Registration Statement (Form S-3 No. 333-174885) of UniTek Global Services, Inc.

of our reports dated March 7, 2012, with respect to the consolidated financial statements of UniTek Global Services, Inc. and the effectiveness of internal control over financial reporting of Unitek Global Services, Inc. included in this Annual Report (Form 10-K) of UniTek Global Services, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 7, 2012